UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: April 4, 2019 (April 4, 2019)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Underwritten Public Offering

On April 4, 2019, Pluristem Therapeutics Inc., or the Company, entered into an underwriting agreement, or the Underwriting Agreement, with Ladenburg Thalmann & Co. Inc., or Ladenburg, as representative of the several underwriters named therein, or the Underwriters, in connection with a public offering, or the Underwritten Offering, of 27,142,858 shares of the Company’s common stock, par value $0.00001 per share, or the Common Stock, and warrants to purchase up to 27,142,858 shares of Common Stock, or the Warrants, at an exercise price of $0.70 per share of Common Stock.  The shares of Common Stock and Warrants will be sold in units, with each unit consisting of one share of Common Stock and one Warrant entitling the holder to purchase one share of Common Stock. The units will be sold at a price of $0.70 per unit. The shares of Common Stock and Warrants will be mandatorily separable immediately upon issuance.

The Underwriters will purchase the units from the Company at a price of $0.658 per unit, representing a 6.0% discount from the public offering price.  Ladenburg acted as the sole book running manager for the Underwritten Offering.  H.C. Wainwright & Co. acted as lead manager in connection with the Underwritten Offering and Maxim Group LLC and LifeSci Capital LLC acted as co-managers in connection with the Underwritten Offering.  Leader Underwriters (1993) Ltd. and Rosario Capital Ltd. acted as Israeli financial advisors to the Company in connection with the Underwritten Offering.  The Company agreed to pay the Underwriters an aggregate fee equal to 6.0% of the gross proceeds received in the Underwritten Offering and a management fee to Ladenburg equal to 0.5% of the gross proceeds received by investors other than those investors identified by the Israeli financial advisors referenced above.

Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase from the Company up to an additional 1,428,571 shares of Common Stock at a price of $0.6486 per share of Common Stock and/or Warrants to purchase up to 1,428,571 shares of Common Stock at a price of $0.0094 per Warrant.

The Warrants to be issued in the offering will be exercisable immediately upon issuance for a period of five years from issuance.  The Warrants are being issued pursuant to a warrant agent agreement, or the Warrant Agent Agreement, entered into between the Company and American Stock Transfer & Trust Company, LLC. The Warrants will not be listed on The Nasdaq Capital Market or any other exchange and no trading market for the Warrants is expected to develop.

The Underwritten Offering is expected to close on April 8, 2019, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $17,592,000, assuming no exercise of the underwriters’ option and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Underwritten Offering, or approximately $18,532,000 if the Underwriters’ option is exercised in full, not including any proceeds that the Company may receive from the exercise of warrants. The Underwritten Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-218916), which was declared effective by the Securities and Exchange Commission on June 30, 2017.

The Company intends to use the net proceeds of the Underwritten Offering and the Registered Direct Offering (as defined below) for research and product development activities, clinical trial activities, investment in capital equipment and for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company has agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the date of the Underwriting Agreement.

The Underwriting Agreement and form of Warrant Agent Agreement, including the form of warrant, are included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties.

The foregoing description is qualified in its entirety by reference to the Underwriting Agreement and Warrant Agent Agreement (including the form of Warrant certificate), copies of which are filed as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K and which are hereby incorporated by reference into this Item 1.01.

A copy of the legal opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP relating to the legality of the issuance and sale of the shares of Common Stock, the warrants and the shares issuable upon exercise of the warrants in the Underwritten Offering is filed as Exhibit 5.1 hereto.

Registered Direct Offering

                On April 4, 2019, the Company entered into a subscription agreement, the Subscription Agreement, with a certain investor pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investor, or the Registered Direct Offering, 1,428,571 shares of Common Stock, or the RD Shares. The purchase price per RD Share was $0.70. The Company engaged Ladenburg to serve as its placement agent in connection with the Registered Direct Offering. The Company agreed to pay Ladenburg an aggregate fee equal to 6.0% of the gross proceeds received in the Registered Direct Offering and a management fee equal to 0.5% of the gross proceeds received in the Registered Direct Offering.

                The closing of the Registered Direct Offering is expected to take place on April 8, 2019. The Subscription Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. The net proceeds to the Company are expected to be approximately $940,000, after deducting commissions and estimated expenses payable by the Company associated with the Registered Direct Offering.

The Registered Direct Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-218916), which was declared effective by the Securities and Exchange Commission on June 30, 2017.

A copy of the legal opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Registered Direct Offering is filed as Exhibit 5.2 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 4, 2019, between Pluristem Therapeutics Inc. and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named therein.
4.1	Form of Warrant Agreement by and between Pluristem Therapeutics Inc. and American Stock Transfer & Trust Company, LLC (including the form of Warrant certificate).
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (with respect to the underwritten public offering).
5.2	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (with respect to the registered direct offering).
10.1	Form of Subscription Agreement
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in its opinion filed as Exhibit 5.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: April 4, 2019	By:	/s/ Chen Franco-Yehuda
Chen Franco-Yehuda
Chief Financial Officer and Secretary